Exhibit 10.5
Guaranty
     GUARANTY (this agreement, together with all amendments and restatements and all Guaranty Supplements, this “Guaranty”), dated as of January 17, 2008, made by each of the parties listed on the signature pages hereof and each other Person which may from time to time become a party to this Guaranty pursuant to Section 23 (collectively, the “Additional Guarantors,” and each, an “Additional Guarantor,” and together with each of the signatories party hereto, collectively the “Guarantors,” and each, a “Guarantor”), in favor of Administrative Agent, for the benefit of Guaranteed Parties.
BACKGROUND.
     Citibank, N.A., as Administrative Agent, the Lenders party thereto, and PowerSecure International, Inc., a Delaware corporation (“Borrower”), entered into the Term Credit Agreement dated as of January 17, 2008 (such agreement, together with all amendments and restatements, the “Credit Agreement”).
     Borrower and each of Guarantors are members of the same consolidated group of companies and are engaged in operations which require financing on a basis in which credit can be made available from time to time to Borrower, and Guarantors will derive direct and indirect economic benefit from the Loans under the Credit Agreement and Swap Contracts and Cash Management Documents.
     It is a condition precedent to the obligation of Lenders to make Loans under the Credit Agreement and to extend other financial accommodations under the Loan Documents and of Lenders and their Affiliates to provide financial accommodations pursuant to Guarantied Swap Contracts and Cash Management Documents that Guarantors shall have executed and delivered this Guaranty.
     Lenders, Administrative Agent, any Lender or Affiliate of any Lender that is a party to any Swap Contract (provided that such Lender was a Lender at the time such Swap Contract was entered into) with Borrower or any Affiliate of Borrower, any Lender or Affiliate of any Lender that is owed any Cash Management Obligation (provided that such Lender was a Lender at the time such Cash Management Obligation arose), and the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document are herein referred to as the “Guaranteed Parties.”
AGREEMENT.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration and to induce Guaranteed Parties to make (a) Loans under the Credit Agreement and extend other credit and financial accommodations under the Loan Documents and (b) make financial accommodations under Swap Contracts and Cash Management Documents, each Guarantor hereby agrees as follows:
     SECTION 1. Guaranty. Guarantors hereby jointly and severally unconditionally and irrevocably guarantee the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, (a) the Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, (b) all Swap

Obligations owed to any Lender or any Affiliate of a Lender (provided at the time of execution of the Swap Contract related to such Swap Obligations such Lender is a party to the Credit Agreement, herein called a “Guarantied Swap Contract”), (c) all Cash Management Obligations owed to any Lender or any Affiliate of a Lender (provided that during the effectiveness of a Cash Management Document related to such Cash Management Obligations such Lender is a party to the Credit Agreement), (d) any and all out-of-pocket expenses (including, without limitation, expenses and counsel fees and expenses of Administrative Agent and Lenders) incurred by any of Guaranteed Parties in enforcing any rights under this Guaranty, and (e) all present and future amounts that would become due but for the operation of any provision of Debtor Relief Laws, and all present and future accrued and unpaid interest, including, without limitation, all post-petition interest if Borrower, any Guarantor or any other Loan Party voluntarily or involuntarily becomes subject to any Debtor Relief Laws (the items set forth in clauses (a), (b), (c), (d) and (e) being herein referred to as the “Guarantied Obligations”). Upon failure of Borrower to pay any of the Guarantied Obligations when due after the giving by Administrative Agent and/or Guaranteed Parties of any notice and the expiration of any applicable cure period in each case provided for in the Credit Agreement and other Loan Documents, any Guarantied Swap Contract or any Cash Management Document (whether at stated maturity, by acceleration or otherwise), Guarantors hereby further jointly and severally agree to promptly pay the same to Administrative Agent for the benefit of Guaranteed Parties, without any other demand or notice whatsoever, including without limitation, any notice having been given to any Guarantor of either the acceptance by Guaranteed Parties of this Guaranty or the creation or incurrence of any of the Guarantied Obligations. This Guaranty is an absolute guaranty of payment and performance of the Guarantied Obligations and not a guaranty of collection, meaning that it is not necessary for Guaranteed Parties, in order to enforce payment by Guarantors, first or contemporaneously to accelerate payment of any of the Guarantied Obligations, to institute suit or exhaust any rights against any Loan Party, or to enforce any rights against any Collateral. Notwithstanding anything herein or in any other Loan Document, Guarantied Swap Contract of Cash Management Document to the contrary, in any action or proceeding involving any state corporate Law, or any state or federal bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if, as a result of applicable Law relating to fraudulent conveyance or fraudulent transfer, including Section 548 of Bankruptcy Code or any applicable provisions of comparable state Law (collectively, “Fraudulent Transfer Laws”), the obligations of any Guarantor (other than Holdings) under this Section 1 would otherwise, after giving effect to (a) all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and (b) to the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights of subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (i) applicable requirements of Law, (ii) Section 10 hereof or (iii) any other contractual obligations providing for an equitable allocation among such Guarantor and other Loan Parties or Subsidiaries or Affiliates of Borrower of obligations arising under this Guaranty or other guaranties of the Guarantied Obligations by such parties, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Section 1, then the amount of such liability shall, without any further action by such Guarantor, any Guaranteed Party, Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
     SECTION 2. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Notes, the other Loan Documents, the Guarantied Swap Contracts and the Cash Management Documents, without set-off or counterclaim, and regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Guaranteed Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
     (a) any lack of validity or enforceability of any provision of any other Loan Document, any Guarantied Swap Contract or any Cash Management Document, any other agreement or instrument relating to any of the foregoing or avoidance or subordination of any of the Guarantied Obligations;
     (b) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Guarantied Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Credit Agreement, the Notes or any of the other Loan Documents, the Guarantied Swap Contracts or Cash Management Document;
     (c) any exchange, release or non-perfection of any Lien on any Collateral for, or any release of any other Loan Party or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Guarantied Obligations;
     (d) the absence of any attempt to collect any of the Guarantied Obligations from Borrower or from any other Loan Party or any other action to enforce the same or the election of any remedy by any of Guaranteed Parties;
     (e) any waiver, consent, extension, forbearance or granting of any indulgence by any of Guaranteed Parties with respect to any provision of any other Loan Document, any Guarantied Swap Contract or any Cash Management Document (except to the extent any written waiver, consent, forbearance or indulgence executed in accordance with the Credit Agreement, such Swap Contract or such Cash Management Document, as applicable, expressly modifies or terminates the obligations of such Guarantor);
     (f) the election by any of Guaranteed Parties in any proceeding under any Debtor Relief Law;
     (g) any borrowing or grant of a security interest by Borrower, as debtor-in-possession, under any Debtor Relief Law; or
     (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Borrower, any Guarantor or any other Loan Party other than payment or performance of the Guarantied Obligations.

     SECTION 3. Waiver.
     (a) Each Guarantor hereby (i) waives (A) promptness, diligence, and, except as otherwise provided herein, notice of acceptance and any and all other notices, including, without limitation, notice of intent to accelerate and notice of acceleration, with respect to any of the Guarantied Obligations or this Guaranty, (B) any requirement that any of Guaranteed Parties protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against Borrower or any other Person or any Collateral, (C) the filing of any claim with a court in the event of receivership or bankruptcy of Borrower or any other Person, (D) except as otherwise provided herein, protest or notice with respect to nonpayment of all or any of the Guarantied Obligations, (E) except as otherwise provided herein, all demands whatsoever (and any requirement that demand be made on Borrower or any other Person as a condition precedent to such Guarantor’s obligations hereunder), (F) all rights by which any Guarantor might be entitled to require suit on an accrued right of action in respect of any of the Guarantied Obligations or require suit against Borrower or any other Guarantor or Person, (G) any defense based upon an election of remedies by any Guaranteed Party, or (H) notice of any events or circumstances set forth in clauses (a) through (h) of Section 2; and (ii) covenants and agrees that, except as otherwise agreed by the parties, this Guaranty will not be discharged except by complete payment and performance of the Guarantied Obligations and any other obligations of such Guarantor contained herein.
     (b) If, in the exercise of any of its rights and remedies in accordance with the provisions of Applicable Law, any of Guaranteed Parties shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against Borrower or any other Person, whether because of any Applicable Law pertaining to “election of remedies” or the like, each Guarantor hereby consents to such action by such Guaranteed Party and waives any claim based upon such action. Any election of remedies which, by reason of such election, results in the denial or impairment of the right of such Guaranteed Party to seek a deficiency judgment against Borrower or any other Person shall not impair the obligation of such Guarantor to pay the full amount of the Guarantied Obligations or any other obligation of such Guarantor contained herein.
     (c) In the event any of Guaranteed Parties shall bid at any foreclosure or trustee’s sale or at any private sale permitted by Law or under any of the Loan Documents, Guarantied Swap Contracts of Cash Management Document, to the extent not prohibited by Applicable Law, such Guaranteed Party may bid all or less than the amount of the Guarantied Obligations and the amount of such bid, if successful, need not be paid by such Guaranteed Party but shall be credited against the Guarantied Obligations.
     (d) Each Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing if, after the occurrence and during the continuance of an Event of Default, Guaranteed Parties are prevented by Applicable Law from exercising their respective rights to accelerate the maturity of the Guarantied Obligations, to collect interest on the Guarantied Obligations, or to enforce or exercise any other right or remedy with respect to the Guarantied Obligations, or Administrative Agent is prevented from taking any action to realize on any Collateral, such Guarantor agrees to pay to Administrative Agent for the account of Guaranteed Parties, upon demand therefor, for application to the Guarantied Obligations, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by Guaranteed Parties.
     (e) Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower and of each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations or any part thereof, that diligent inquiry would reveal. Each Guarantor hereby agrees that Guaranteed Parties shall have no duty to advise any Guarantor or any other Loan Party of information known to any of Guaranteed Parties regarding such condition or any such circumstance. In the event that any of Guaranteed Parties in its sole discretion undertakes at any time or from time to time to provide any such information to any Guarantor or other Loan Party, such Guaranteed Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, such Guaranteed Party wishes to maintain as confidential, or (iii) to make any other or future disclosures of such information or any other information to such Guarantor or other Loan Party.
     (f) Each Guarantor consents and agrees that Guaranteed Parties shall be under no obligation to marshal any assets in favor of any Guarantor or any other Loan Party or otherwise in connection with obtaining payment of any or all of the Guarantied Obligations from any Person or source.
SECTION 4. Representations and Warranties.
     (a) Each Guarantor hereby represents and warrants to Guaranteed Parties that the representations and warranties set forth in Article V of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party are true and correct in all material respects in the manner specified in the Credit Agreement and Guaranteed Parties shall be entitled to rely on each of them as if they were fully set forth herein.
     (b) All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
     SECTION 5. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall be effective unless in writing signed by Required Lenders and the applicable Loan Party, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 6. Addresses for Notices. All notices and other communications provided for herein shall be effectuated in the manner provided for in Section 10.02 of the Credit Agreement; provided, that if a notice or communication hereunder is sent to a Guarantor, said notice shall be addressed to such Guarantor, in care of Borrower at Borrower’s then current address (or facsimile number) for notice under the Credit Agreement.
     SECTION 7. No Waiver; Remedies.
     (a) No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law or any of the other Loan Documents, Guarantied Swap Contracts of Cash Management Documents.
     (b) No waiver by Guaranteed Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any of Guaranteed Parties permitted hereunder shall in way affect or impair any of the rights of Guaranteed Parties or the obligations of any Guarantor under this Guaranty, under any of the other Loan Documents, under any Guarantied Swap Contract or under any Cash Management Document, except as specifically set forth in any such waiver. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Guarantied Obligations shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.
     SECTION 8. Right of Set-off. If an Event of Default exists, each of Guaranteed Parties is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set-off and apply any and all deposits (general or special (except trust and escrow accounts), time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Guaranteed Party to or for the credit or the account of each Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured; provided, however, such Guaranteed Party shall promptly notify such Guarantor and Borrower after such set-off and the application made by such Guaranteed Party; provided, further, any failure to deliver such notice shall not invalidate any such action. The rights of each Guaranteed Party under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Guaranteed Party may have.
     SECTION 9. Continuing Guaranty; Transfer of Notes. This Guaranty (a)(i) is a continuing guaranty and shall remain in full force and effect until the date upon which all of the Guarantied Obligations are finally paid in full, the Revolving Commitments and the Term Commitments are terminated and all Guarantied Swap Contracts have expired or terminated (the “Release Date”) and (ii) binding upon each Guarantor, its permitted successors and assigns, and (b) inures to the benefit of and be enforceable by Guaranteed Parties and their respective successors, permitted transferees, and permitted assigns. Without limiting the generality of the foregoing clause (b), each of Guaranteed Parties may assign or otherwise transfer any Note held by it or the Guarantied Obligations owed to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Guaranteed Party herein or otherwise with respect to such of the Notes and the Guarantied Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 10.06 of the Credit Agreement in respect of assignments. Except as the result of the consummation of a transaction permitted under Section 7.04 of the Credit Agreement, no Guarantor may assign any of its obligations under this Guaranty without first obtaining the written consent of Lenders as set forth in the Credit Agreement.
     SECTION 10. Reimbursement. To the extent that any Guarantor shall be required hereunder to pay a portion of the Guarantied Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Loans, Guarantied Swap Contracts and Cash Management Documents and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guarantied Obligations (excluding the amount thereof repaid by Borrower) in the same proportion as such Guarantor’s net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all Guarantors at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought. Notwithstanding anything to the contrary, each Guarantor agrees that the Guarantied Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing its guaranty herein or effecting the rights and remedies of Guaranteed Parties hereunder. This Section 10 is intended only to define the relative rights of Guarantors, and nothing set forth in this Section 10 is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay to Guaranteed Parties the Guarantied Obligations as and when the same shall become due and payable in accordance with the terms hereof.
     SECTION 11. Application of Payments. All amounts and property received by Administrative Agent and Guaranteed Parties pursuant to this Guaranty (including amounts and property received or applied pursuant to Section 8 or application of other rights of set-off) shall be applied as provided in Section 8.03 of the Credit Agreement.
     SECTION 12. Reinstatement; Termination. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Loan Party’s assets, and shall, to the fullest extent permitted by Applicable Law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guarantied Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligees of the Guarantied Obligations or such part thereof, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guarantied Obligations shall, to the fullest extent permitted by Law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. Subject to the reinstatement provisions of this Section 12, this Guaranty shall remain in full force and effect until the date upon which (a) all of the Guaranteed Obligations are fully, indefeasibly, absolutely and unconditionally paid and performed, (b) the Revolving Commitments and Term Commitments are terminated, and (c) all Swap Contracts with respect to all Swap Obligations have expired, been terminated or secured on terms that are reasonably acceptable to the parties to such Swap Contract.
     SECTION 13. Governing Law; Waiver of Jury Trial; Submission to Jurisdiction and Service of Process.
     (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
     (b) EACH GUARANTOR, ADMINISTRATIVE AGENT AND EACH GUARANTEED PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GUARANTOR, ADMINISTRATIVE AGENT AND EACH GUARANTEED PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH GUARANTOR, ADMINISTRATIVE AGENT AND EACH GUARANTEED PARTY HERETO, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY GUARANTEED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) EACH GUARANTOR, ADMINISTRATIVE AGENT AND EACH GUARANTEED PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH GUARANTOR, ADMINISTRATIVE AGENT AND EACH GUARANTEED PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     SECTION 14. Waiver of Right to Trial by Jury. EACH GUARANTOR, ADMINISTRATIVE AGENT AND EACH GUARANTEED PARTY HEREBY EXPRESSLY

WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH GUARANTOR, ADMINISTRATIVE AGENT AND EACH GUARANTEED PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     SECTION 15. Section Titles. The Section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not to be used in any interpretation of this Guaranty.
     SECTION 16. Definitions. Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement.
     SECTION 17. Execution in Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, all of which when taken together shall constitute a single contract.
     SECTION 18. Miscellaneous. All references herein to Borrower or to any Guarantor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for Borrower or such Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.
     SECTION 19. Subrogation and Subordination.
     (a) Subrogation. Notwithstanding any reference to subrogation contained herein to the contrary, until the Release Date, each Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against Borrower that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Guaranteed Party against Borrower or any Collateral which any Guaranteed Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guarantied Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, Guaranteed Parties, and shall forthwith be paid to Administrative Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or other Loan Document,

Guarantied Swap Contracts or Cash Management Documents. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 18 is knowingly made in contemplation of such benefits.
     (b) Subordination. With respect to each Guarantor, all debt and other liabilities of each Borrower or any other Loan Party to such Guarantor (“Loan Party Debt”) are expressly subordinate and junior to the Guarantied Obligations and any instruments evidencing the Guarantied Obligations to the extent provided below.
     (i) Until the Release Date, each Guarantor agrees that it will not request, demand, accept, or receive (by set-off or other manner) any payment amount, credit or reduction of all or any part of the amounts owing under the Loan Party Debt or any security therefor, except as specifically allowed pursuant to clause (ii);
     (ii) Notwithstanding the provisions of clause (i), Borrower and each other Loan Party may pay to such Guarantor and such Guarantor may request, demand, accept and receive and retain from Borrower payments, credits or reductions of all or any part of the amounts owing under the Loan Party Debt or any security therefor on the Loan Party Debt; provided, that each Borrower’s and other Loan Party’s right to pay and such Guarantor’s right to receive any such amount shall automatically and be immediately suspended and cease (A) upon the occurrence and during the continuance of an Event of Default or (B) if, after taking into account the effect of such payment, an Event of Default would occur and be continuing. Such Guarantor’s right to receive amounts under this clause (ii) (including any amounts which theretofore may have been suspended) shall automatically be reinstated at such time as the Event of Default which was the basis of such suspension has been cured or waived (provided that no subsequent Event of Default has occurred) or such earlier date, if any, as Administrative Agent gives notice to Guarantors of reinstatement by Required Lenders, in Required Lenders’ sole discretion;
     (iii) If any Guarantor receives any payment on the Loan Party Debt in violation of this Guaranty, such Guarantor will hold such payment in trust for Guaranteed Parties and will promptly deliver such payment to Administrative Agent; and
     (iv) In the event of the commencement or joinder of any suit, action or proceeding of any type (judicial or otherwise) or proceeding under any Debtor Relief Law against Borrower or any other Loan Party (an “Insolvency Proceeding”) and subject to court orders issued pursuant to the applicable Debtor Relief Law, the Guarantied Obligations shall first be paid, discharged and performed in full before any payment or performance is made upon the Loan Party Debt notwithstanding any other provisions which may be made in such Insolvency Proceeding. In the event of any Insolvency Proceeding, each Guarantor will at any time prior to the Release Date (A) file, at the request of any Guaranteed Party, any claim, proof of claim or similar instrument necessary to enforce Borrower’s or such other Loan Party’s obligation to pay the Loan Party Debt, and (B) hold in trust for and pay to Administrative Agent, for the benefit of Guaranteed Parties, any and all monies, obligations, property, stock dividends or other assets received in any such proceeding on account of the Loan Party Debt in order that

Guaranteed Parties may apply such monies or the cash proceeds of such other assets to the Guarantied Obligations.
     SECTION 20. Guarantor Insolvency. Should any Guarantor voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Guaranteed Party granted hereunder, then, the obligations of such Guarantor under this Guaranty shall be, as between such Guarantor and such Guaranteed Party, a fully-matured, due, and payable obligation of such Guarantor to such Guaranteed Party (without regard to whether there is an Event of Default under the Credit Agreement or whether any part of the Guarantied Obligations is then due and owing by Borrower to such Guaranteed Party), payable in full by such Guarantor to Administrative Agent, for the benefit of such Guaranteed Party, upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.
     SECTION 21. Rate Provision. It is not the intention of any Guaranteed Party to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. Regardless of any provision in this Guaranty, no Guaranteed Party shall ever be entitled to contract, charge, receive, collect or apply, as interest on the Guarantied Obligations, any amount in excess of the Highest Lawful Rate. In no event shall any Guarantor be obligated to pay any amount in excess of the Highest Lawful Rate. If from any circumstance Administrative Agent or any Guaranteed Party shall ever receive, collect or apply anything of value deemed excess interest under Applicable Law, an amount equal to such excess shall be applied first to the reduction of the principal amount of outstanding Revolving Loans and Term Loans and then to the principal of any other Guarantied Obligations, and any remainder shall be promptly refunded to the payor. In determining whether or not interest paid or payable with respect to the Guarantied Obligations, under any specified contingency, exceeds the Highest Lawful Rate, Guarantors and Guaranteed Parties shall, to the maximum extent permitted by Applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such Guarantied Obligations so that the interest paid on account of such Guarantied Obligations does not exceed the Highest Lawful Rate and/or (c) allocate interest between portions of such Guarantied Obligations; provided, that if the Guarantied Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, Guaranteed Parties shall refund to the payor the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, no Guaranteed Party shall be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate.
     SECTION 22. Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 23. No Setoff or Deductions; Taxes. Each Guarantor represents and warrants that it is incorporated or formed, and resides in, the United States of America. All payments by each Guarantor hereunder shall be paid in full, without setoff or counterclaim (other than mandatory) or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes other than Excluded Taxes. If each Guarantor must make a payment under this Guaranty, each Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to Administrative Agent or each other Guaranteed Party so that no withholding tax is imposed on the payment. If notwithstanding the foregoing, each Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than taxes on income (a) imposed by the country or any subdivision of the country in which the principal office or actual lending office of Administrative Agent or any other Guaranteed Party is located and (b) measured by the United States taxable income of Administrative Agent or any other Guaranteed Party would have received is all payments under or in respect of this Guaranty were exempt from taxes levied by such Guarantor’s country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Section 23, each Guarantor shall pay all such taxes to the relevant authority in accordance with Applicable Law such that Administrative Agent or any other Guaranteed Party receives the sum it would have received had no such deduction or withholding been made and shall also pay to Administrative Agent or any other Guaranteed Party, on demand, all additional amounts which Administrative Agent or any other Guaranteed Party specifies as necessary to preserve the after-tax yield Administrative Agent or such other Guaranteed Party would have received if such taxes had not been imposed. Each Guarantor shall promptly provide Administrative Agent or any other Guaranteed Party with an original receipt or certified copy issued by the relevant authority evidencing the payment of ay such amount required to be deducted or withheld.
     SECTION 24. Additional Guarantors. Upon the execution and delivery by any other Person of a Guaranty Supplement in substantially the form of Exhibit A (each, a “Guaranty Supplement”), such Person shall become a “Guarantor” hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any Guaranty Supplement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
     SECTION 25. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS. OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.
POWERSECURE, INC.
POWERSERVICES, INC.
ENERGYLITE, INC.
UTILITYENGINEERING, INC.
UTILITYDESIGN, INC.
MARCUM GAS TRANSMISSION, INC.
REID’S TRAILER, INC.
EFFICIENTLIGHTS, LLC
SOUTHERN FLOW COMPANIES, INC.
METRETEK, INCORPORATED

By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Vice President for all
Signature Page - Guaranty

EXHIBIT A to Guaranty
Guaranty Supplement No. ___
     THIS GUARANTY SUPPLEMENT NO.                      (this “Guaranty Supplement”) is made as of                               , to the Guaranty dated as of January 17, 2008 (such agreement, together with all amendments and restatements, the “Guaranty”), among the initial signatories thereto and each other Person which from time to time thereafter became a party thereto pursuant to Section 24 thereof (each, individually, a “Guarantor” and, collectively, the “Guarantors”), in favor of Administrative Agent for the benefit of Guaranteed Parties (as defined in the Guaranty).
BACKGROUND.
     Capitalized terms not otherwise defined herein have the meaning specified in the Guaranty. The Guaranty provides that additional parties may become Guarantors under the Guaranty by execution and delivery of this form of Guaranty Supplement. Pursuant to the provisions of Paragraph 24 of the Guaranty, the undersigned is becoming an Additional Guarantor under the Guaranty. The undersigned desires to become a Guarantor under the Guaranty in order to induce Guaranteed Parties to continue to make credit extensions and accommodations under the Loan Documents, Guarantied Swap Contracts and Cash Management Documents.
AGREEMENT.
     NOW, THEREFORE, the undersigned agrees with Administrative Agent and each other Guaranteed Party as follows:
     SECTION 1. In accordance with the Guaranty, the undersigned hereby becomes a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto as a Guarantor and the undersigned hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” or an “Additional Guarantor” in the Guaranty shall be deemed to include the undersigned.
     SECTION 2. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.
     SECTION 3. THIS GUARANTY SUPPLEMENT AND THE GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED, THAT ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
     SECTION 4. This Guaranty Supplement hereby incorporates by reference the provisions of the Guaranty, which provisions are deemed to be a part hereof, and this Guaranty Supplement shall be deemed to be a part of the Guaranty.

     SECTION 5. This Guaranty Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

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2

     EXECUTED as of the date above first written.

ADDRESS:	[ADDITIONAL GUARANTOR]

By:

Print Name:

Attention:	Print Title:

ACCEPTED BY:
CITIBANK, N.A.,
as Administrative Agent
By:
Print Name:
Print Title: